Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF DILIGENT BOARD MEMBER SERVICES, INC.

ARTICLE I

OFFICES

Diligent Board Member Services, Inc. (the “Corporation”) shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located in or outside of the State of Delaware as the Board of Directors (the “Board”) may from time to time determine.

ARTICLE II

STOCKHOLDERS’ MEETINGS

2.1. Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof.

2.2. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such place, date and time as may be fixed by the Board and designated from time to time in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “DGCL”) to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 thereof. Unless otherwise provided by law, the Corporation’s certification of incorporation (as amended or restated from time to time, the “Certificate of Incorporation”) or these Bylaws, written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote thereat at the address of such stockholder as it appears on the records of the Corporation, or by electronic transmission as provided in Section 2.8 of these Bylaws, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Article IX of these Bylaws.

2.3. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors or a majority of the Board of Directors. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, written notice of the time, place and specific purposes of such meeting shall be given by mail to each stockholder entitled to vote thereat at the address of such stockholder as it appears on the records of the Corporation, or by electronic transmission as provided in Section 2.8 of these Bylaws, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Article IX of these Bylaws.

2.4. Voting. At all meetings of stockholders, each stockholder entitled to vote on the record date, as determined under these Bylaws or, if not so determined, as prescribed under the DGCL (as amended from time to time), shall be entitled to one vote for each share of stock standing of record in the name of such stockholder, subject to any restrictions or qualifications set forth in the Certificate of Incorporation.

2.5. Quorum. At any meeting of stockholders, a majority of the number of shares of stock outstanding and entitled to vote thereat (or a majority of the number of shares of stock entitled to vote as a class or series) present in person or by proxy, shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitations as may be imposed under the DGCL, and provided further that once a quorum is established at a meeting as set forth hereunder, the quorum may not otherwise be eliminated during such meeting. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by the DGCL, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern.

2.6. List of Stockholders. At least ten (10) days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be open to examination at the meeting as required by applicable law. The stock ledger shall represent conclusive evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

2.7. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by a sufficient number of holders of outstanding stock entitled to vote on such action as necessary to consent to such action at a meeting of stockholders duly held therefor, and shall be delivered in the manner specified by law or by the Certificate of Incorporation or these Bylaws.

2.8. Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice;

provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent of the Corporation, or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.9. Business Considered by Stockholders at Annual Meetings. The proposal of business to be considered by stockholders may be made at an annual meeting by the Board of Directors or a committee appointed by the Board of Directors, or by any stockholder of record entitled to vote generally at such meeting; provided, however, that any stockholder of record entitled to vote generally at such meeting may bring such proposed business before all the stockholders for consideration at the annual meeting only if such proposed business constitutes a proper matter for stockholder action, and if written notice of such stockholder’s intent to bring such proposed business before all the stockholders for consideration at the annual meeting has been given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Corporation not later than ninety (90) days in advance of the annual meeting of stockholders. Each such notice shall set forth:

(i) the name and address of the stockholder of record who intends to bring such proposed business before all the stockholders for consideration at the annual meeting;

(ii) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such proposed business before all the stockholders for consideration;

(iii) a brief description of the proposed business to be brought before all the stockholders for consideration at the annual meeting;

(iv) the text of the proposed business to be brought before all the stockholders for consideration at the annual meeting (including but not limited to the text of any resolutions to be brought before all the stockholders for consideration at the annual meeting, or the language of any proposed amendments to the Bylaws of the Corporation);

(v) a description of any material interest that the stockholder of record has in the proposed business being brought before all the stockholders for consideration at the annual meeting; and

(vi) a brief statement of the reason or reasons why such stockholder of record intends to bring such proposed business before all the stockholders for consideration at the annual meeting.

The Chairman of the meeting may refuse to allow both consideration of such proposed business and/or a stockholder vote on such proposed business if it was not brought in compliance with the foregoing procedure.

The foregoing notice requirements shall be deemed satisfied by a stockholder of record if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

2.10. Business Considered by Stockholders at Special Meetings. The only business conducted at a special meeting of stockholders shall be that business brought before the meeting pursuant to the Corporation’s notice of meeting given in accordance with these Bylaws.

ARTICLE III

BOARD OF DIRECTORS

3.1. Powers. The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the DGCL, subject to such limitations as may be provided by the Certificate of Incorporation or these Bylaws.

3.2. Number; Term of Office; Election. The number of directors which shall constitute the whole Board shall be not less than five (5) nor more than eleven (11). The first Board shall consist of eight (8) Directors. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the Stockholders at the annual meeting. Directors shall be elected at each annual meeting of stockholders and shall serve until a successor is duly elected and qualified or until such director’s death, resignation or removal. The directors need not be stockholders, nor need they be residents of the State of Delaware.

3.3. Compensation. The Board of Directors, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for serving as members of the Board of Directors or any committee thereof and for attendance at meetings of the Board of Directors or any committee thereof, and may determine the amount of such fees and compensation. The Board of Directors or any committee thereof may also provide that the Corporation shall reimburse each such director for reasonable travel and other expenses incurred on account of his or her attendance at any meetings of the Board or committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors or any committee thereof.

3.4. Meetings and Quorum. Meetings of the Board of Directors may be held either in or outside of the State of Delaware. A quorum shall be at least a majority of the total number of directors. Meetings other than regular meetings may be called at any time by the Chief Executive Officer or the Chairman of the Board of Directors and must be called by the Chief Executive Officer upon the request of a majority or more of the members of the Board of Directors. Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director by mailing the same to each director at his or her residence or business address at least five days before the meeting or by delivering the same to him personally or by telephone, telegraph, telecopier or other electronic transmission at least two days before the meeting unless, in case of exigency, the Chairman of the Board of Directors or the Chief Executive Officer shall prescribe a shorter notice to be given personally. Notice by mail shall be deemed to be given at the earlier of (a) receipt thereof, (b) one day after it is deposited with an overnight courier of national reputation with overnight service postage affixed thereon or (c) five days after it is deposited in the United States mail with first-class postage affixed thereon. Notice to directors given by telegraph, telecopier or other electronic transmission to the address, number, email account or other reference supplied for the purpose of receiving such communications shall be deemed given upon the earlier of (i) the actual confirmation of such receipt by the director or (ii) the date and time the Corporation receives confirmation that the notice was successfully sent by the applicable means. Personal and telephonic notice shall be deemed given at such a time as such notice is actually provided to the director. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the DGCL, the Certificate of Incorporation, the Bylaws or by the order of the Board of Directors.

3.5. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, provide for committees of two or more directors and shall elect the members thereof to serve at the pleasure of the Board of Directors and may designate one of such members to act as chairperson thereof. The Board of Directors may at any time change the membership of any committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of such committee or dissolve it. During the intervals between the meetings of the Board of Directors, the Executive Committee (if one shall have been constituted) shall possess and may exercise any or all of the powers of the Board of Directors in the management or direction of the business and affairs of the Corporation and under the Bylaws to the extent authorized by resolution adopted by a majority of the whole Board of Directors and subject to such limitations as may be imposed by the DGCL. Each committee may determine its rules of procedure and the notice to be given of its meetings (although in the absence of any special notice procedure, the notice provisions of Section 3.4 hereof shall govern), and it may appoint such other committees and assistants as it shall from time to time deem necessary. A majority of the members of the each committee shall constitute a quorum.

3.6. Meetings via Remote Communications. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone call or other communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.7. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV

OFFICERS

4.1. Titles and Election. The officers of the Corporation shall be the Chief Executive Officer, President and the Secretary, each of whom shall initially be elected as soon as convenient by the Board of Directors. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any person may hold more than one office if the duties can be adequately performed by the same person and to the extent permitted by the DGCL. The Board of Directors, in its discretion, may also at any time elect or appoint one or more Senior or Executive Vice Presidents, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until his or her earlier death, resignation, retirement, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors or in case of officers, if not prescribed or determined by the Board of Directors, as the Chief Executive Officer or the then senior executive officer may prescribe or determine. The Board of Directors may require any officer or other employee or agent to give bond for the faithful performance of his or her duties in such form and with such sureties as the Board may require.

4.2. Duties. Subject to such limitations and other conditions as the Board of Directors may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a) Chief Executive Officer. The Chief Executive Officer shall be charged with general supervision of the management, business, affairs and policy of the Corporation, shall be the senior executive of the Corporation, shall report directly to the Board of Directors and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time. The Chief Executive Officer shall (in the absence of the Chairman of the Board of Directors) preside at all meetings of the stockholders and, if he is a director, of the Board of Directors.

(b) President. The President shall exercise the powers and authority and perform all of the duties commonly incident to his or her office, shall report to the Chief Executive Officer and shall perform such other duties as the Board of Directors or Chief Executive Officer shall specify from time to time.

(c) Vice Presidents. The Vice President or Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so. In the absence or disability of the Chief Executive Officer, President, the Executive Vice Presidents in order of seniority, or if none, the Senior Vice Presidents in order of seniority, or if none, the Vice Presidents in order of seniority, may, unless otherwise determined by the Board of Directors, exercise the powers and perform the duties pertaining to the office of President, except that if one or more Vice Presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of President.

(d) Secretary. The Secretary or in his or her absence an Assistant Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors and any committee thereof, give and serve all notices, attend to such correspondence as may be assigned to him or her, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, shall perform all of the duties commonly incident to his or her office and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so.

(e) Treasurer. The Treasurer or in his or her absence an Assistant Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the monies, funds, securities, valuable papers and related documents of the Corporation (other than his or her own bond, if any, which shall be in the custody of the Chief Executive Officer), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office. He or she shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so. He or she may endorse for deposit or collection all checks, notes and similar instruments payable to the Corporation or to its order. He or she shall keep accurate books of account of the Corporation’s transactions, which shall be the property of the Corporation, and together with all of the property of the Corporation in his or her possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and/or the Chief Executive Officer of the Corporation, whenever they may require it, an account of all his or her transactions and of the financial condition of the Corporation. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so.

(f) Assistant Secretaries and Treasurers. Assistants to the Secretaries and Treasurers may be appointed by the Chief Executive Officer or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the President or the Board of Directors.

4.3. Delegation of Authority. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4.4. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors or a committee thereof, and the fact that any officer is a director shall not preclude such officer from receiving compensation or from voting upon the resolution providing the same.

ARTICLE V

RESIGNATIONS, VACANCIES AND REMOVALS

5.1. Resignations. Any director or officer may resign at any time by giving written notice or by sending an electronic transmission thereof to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein or in these Bylaws, the acceptance of any resignation shall not be necessary to make it effective.

5.2. Vacancies.

(a) Directors. Any vacancy in the Board of Directors caused by reason of death, disqualification, incapacity, resignation, removal, increase in the authorized number of directors or otherwise, shall be filled by action of the Board.

(b) Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

5.3. Removals.

(a) Directors. Except as may otherwise be provided by the DGCL or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of all outstanding shares entitled to be voted at an election of directors.

(b) Officers. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may appoint a successor.

ARTICLE VI

CAPITAL STOCK

6.1. Shares of Stock. The shares of the capital stock of the Corporation shall be represented by a certificate or shall be uncertificated and shall be entered in the books of the Corporation and registered as they are issued. Certificates shall be signed by, or in the name of the Corporation by the Chief Executive Officer, President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the DGCL or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2. Transfer of Stock.

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

(b) The Corporation will refuse to register any transfer of shares (i) during the one year Distribution Compliance Period (as defined in Section 902 of the U.S. Securities Act of 1933, as amended (the “Securities Act”)) with respect to the common stock which has been issued or sold pursuant to Regulation S under the Securities Act unless such transfer is made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act; or (ii) as otherwise set forth in the certificate of incorporation.

6.3. Record Dates. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or to express consent to corporate action in writing without a meeting, or in order to make a determination of stockholders for any other proper purposes, the Corporation’s stock transfer books shall not be closed, but a record date shall be set by the Board of Directors and, upon that date, the Corporation or its transfer agent shall take a record of the stockholders without actually closing the stock transfer books. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and such record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no such record date is fixed by the Board, the record date shall be that prescribed by the DGCL. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may, in their discretion, fix a new record date for the adjourned meeting.

6.4. Lost Certificates. The Corporation may issue a new certificate or certificates of stock or uncertificated shares in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon such terms as may be determined or authorized by the Board of Directors or the Executive Committee (if one has been appointed), or by the Chief Executive Officer, President or Secretary if the Board of Directors or the Executive Committee does not do so.

ARTICLE VII

FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

7.1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board of Directors.

7.2. Bank Deposit, Checks, Etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors or by such officer or officers as the Board of Directors may authorize to make such designations. All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VIII

BOOKS AND RECORDS

8.1. Place of Keeping Books. The books and records of the Corporation may be kept within or outside of the State of Delaware and may be kept in paper form or by means of any information storage device that can be converted into clearly legible paper form within a reasonable period of time.

8.2. Examination of Books. Except as may otherwise be provided by the DGCL, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation (converted into paper form as necessary) are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by law or authorized by express resolution of the stockholders or of the Board of Directors.

ARTICLE IX

NOTICES AND WAIVERS

9.1. Requirements of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these Bylaws, except as otherwise provided in Section 3.4 hereof, it shall not mean personal notice unless so specified, but such notice may be given (i) in writing by depositing the same in a post office, letter box or mail chute postage prepaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed or (ii) if applicable, as provided in Section 2.8 hereof.

9.2. Waivers. Any stockholder, director or officer may, in writing or by electronic transmission, at any time waive any notice or other formality required by law, the Certificate of Incorporation or these Bylaws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any meeting of stockholders and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by law, the Certificate of Incorporation or these Bylaws, unless such presence is solely for the purpose of objecting to the lack of notice and such objection is stated at the commencement of the meeting.

ARTICLE X

SEAL

The corporate seal of the Corporation shall be in such form as the Board of Directors shall determine from time to time and may consist of a facsimile thereof or the word “SEAL” enclosed in parentheses or brackets. The corporate seal of the Corporation shall not be necessary to validate or authenticate any instrument duly executed by the Corporation or to render any such instrument enforceable against the Corporation.

ARTICLE XI

POWERS OF ATTORNEY

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without the power of substitution. In the absence of any action by the Board of Directors, any officer of the Corporation may execute, for and on behalf of the Corporation, waivers of notice of meetings of stockholders and proxies, or may vote shares directly, for such meetings of any company in which the Corporation may hold voting securities.

ARTICLE XII

INDEMNIFICATION

12.1. Indemnification. The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended, shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity") against all liability and loss suffered and expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

12.2. Prepayment of Expenses. The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, shall pay the expenses incurred by an Indemnitee in connection with a Proceeding, consistent with the provisions of the DGCL or other applicable law, as the same exists or may hereafter be amended, and the other provisions of this Article XII, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that Indemnitee is not entitled to be indemnified under this Article XII or otherwise.

12.3. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 12.1 or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in such Section, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity providing indemnification and advancement of expenses and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article XII, by statute, by agreement or otherwise.

12.4. Indemnification Not Exclusive Right; Beneficiaries of Rights. The rights conferred on any Indemnitee by this Article XII shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled or provided under any statute, provision of the certificate of incorporation or these bylaws, agreement, vote of stockholders or a majority of directors not involved in the Proceeding or otherwise, and the provisions of this Article XII shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article XII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article XII, whether arising from acts or omissions occurring before or after such adoption.

ARTICLE XIII

AMENDMENTS

Except as provided otherwise by the laws of the State of Delaware or the Certificate of Incorporation, these Bylaws may be amended or repealed either:

(a) At any meeting of stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Article II of these Bylaws; provided that the notice of such meeting of stockholders or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal; or

(b) At any meeting of the Board of Directors by a majority vote of the directors then in office, except for the provisions authorizing actions by more than a majority of the directors in which case such provision may be amended or repealed by such number of directors as are required at act pursuant to such provision.

ARTICLE XIV

NEW ZEALAND LISTING RULES

For so long as the Corporation is a listed company on the New Zealand Stock Exchange, the provisions set forth on Appendix A of these Bylaws shall be in effect. In the event of any conflict between Appendix A and the main body of these Bylaws, Appendix A shall prevail.

**********

CERTIFICATE

I, the undersigned, hereby certify that I am the Secretary of Diligent Board Member Services, Inc., and the keeper of its corporate records; that the foregoing Amended and Restated Bylaws were duly adopted by said corporation’s Board of Directors as and for the bylaws of said corporation, effective as of the 31st day of October, 2007; that the foregoing constitute the bylaws of said corporation; and that such bylaws are now in full force and effect.

Dated: October 31, 2007

/s/ Kiri Borg, Secretary
Kiri Borg, Secretary

Appendix A

New Zealand Listing Rule Bylaw Provisions

1.   NZSX LISTING RULES

1.1   Definitions in NZSX Listing Rules: Capitalized words and expressions which appear in Appendix A have the respective meanings given to them by the Listing Rules of the New Zealand Stock Exchange (the "NZSX Listing Rules").

1.2   Incorporation of NZSX Listing Rules: While the Corporation is Listed, those provisions of the NZSX Listing Rules which are required to be contained or incorporated by reference in these Bylaws, as they may be modified by any Ruling relevant to the Corporation, will be deemed to be incorporated in these Bylaws and have the same effect as though they were set out in full with any necessary modification.

1.3   Listing Rules prevail: While the Corporation is Listed, if there is any provision in these Bylaws that is inconsistent with the NZSX Listing Rules (as modified by any Ruling relevant to the Corporation), the NZSX Listing Rules prevail, except where compliance with the NZSX Listing Rules would cause the Corporation to breach applicable Delaware and United States laws or the Corporation's certificate of incorporation. While the Corporation is Listed, if there is any provision in these Bylaws that at the time of adoption of these Bylaws was required to be contained in these Bylaws by the NZSX Listing Rules and the corresponding NZSX Listing Rule is subsequently repealed then these Bylaws will be deemed amended and have the same effect as if the applicable provision of these Bylaws had been repealed with any necessary modifications.

1.4   Compliance with NZSX Listing Rules: For as long as the Corporation is Listed, the Corporation shall comply with the NZSX Listing Rules, subject to:

(a) the requirements of any applicable legislative or regulatory requirements; and

(b) the terms of any Ruling given from time to time by NZX.

1.5   Effect of failure to comply: Failure to comply with any of the NZSX Listing Rules shall not affect the validity or enforceability of any transaction, contract, action or other matter whatsoever (including the proceedings of, or voting at, any meeting) done or entered into by, or affecting, the Corporation, provided that:

(a) a party to a transaction or contract who knew of the failure to comply with the NZSX Listing Rules is not entitled to enforce that transaction or contract; and

(b) this Bylaw shall affect the rights of any holder of any stock of the Corporation against the Corporation or its directors arising from a failure to comply with the NZSX Listing Rules.

1.6  If NZX has given a Ruling in relation to the Corporation authorizing any act or omission, which in the absence of that Ruling would be in contravention of the NZSX Listing Rules or these Bylaws, that act or omission is deemed to be authorized by the NZSX Listing Rules and by these Bylaws notwithstanding such contravention or inconsistency. No Ruling granted by NZXR can have the effect of deeming any act or omission to be authorized by the Corporation's certificate of incorporation and these Bylaws if such act or omission would be contrary to any applicable USA laws.

1.7  References to NZSX Listing Rules are reference in these Bylaws to a specific NZSX Listing Rule and includes that NZSX Listing Rule as it may be amended from time to time and any NZSX Listing Rule which may be substituted for that NZSX Listing Rule.

1.8  References to Articles and Sections in this Appendix A are to Articles and Sections of this Appendix A unless otherwise noted.

2.   TAKEOVER PROVISIONS

2.1  If NZSX (or any delegate of NZX) makes a Ruling dealing with any provision in this Article 2 or with any matter dealt with by section 4 of the NZSX Listing Rules, that Ruling shall be binding on the Corporation and all holders of stock of the Corporation and shall take effect as if that Ruling were itself incorporated in these Bylaws. No Ruling granted by NZXR can have the effect of deeming any act or omission to be authorized by the Corporation's certificate of incorporation and these Bylaws if such act or omission would be contrary to any applicable US laws.

2.2   Amendment of Takeover Provisions: A resolution approved by a majority of 75% or more of the votes of each Relevant Group entitled to vote and voting (“Special Resolution”) shall be required prior to amendment of these Bylaws in any of the following ways:

(a) the inclusion or exclusion of Minority Veto Provisions; or

(b) the modification of Notice and Pause Provisions so that those provisions apply to all Restricted Transfers; or

(c) any other subsequent modifications detailed in NZSX Listing Rules 4.4.2 or 4.4.3, and any meeting called for the purpose of any such amendment shall comply with the notice requirements set out in the NZSX Listing Rules.

2.3   Meetings of Relevant Group: The following provisions shall apply in respect of a meeting of Relevant Groups to consider amendments to the takeover restrictions in Article 3:

(a) the Directors may at any time submit for the consideration of the holders of Securities an amendment to these Bylaws in any of the ways referred to in Section 2.2;

(b) the Directors shall submit for the consideration of the holders of Securities an amendment to these Bylaws in any of the ways referred to in Section 2.2 upon request being made to the Directors which:

(i) is in writing, and signed by or on behalf of the holders of Quoted Equity Securities carrying 5% or more of the Votes attaching to all Quoted Equity Securities of the Corporation; and

(ii) specifies in general terms the amendment to these Bylaws which is proposed;

(c) if the Directors wish to submit (or are required to submit) for consideration an amendment to these Bylaws under this Section 2.3 the Directors shall without delay:

(i) cause draft amendments to these Bylaws to be prepared and approved by NZX; and

(ii) cause those amendments to be submitted for approval by Special Resolutions of the Relevant Groups, and by any such other resolutions as may be necessary to effect an amendment to these Bylaws;

(d) in all other respects the provisions of Section 2.4 govern proceedings at a meeting of Relevant Groups.

2.4   Meetings of groups of Security holders: A meeting of the holders of Securities in an Affected Group or a Relevant Group may be called by the Board at any time, and shall be called on the written request of persons holding Securities carrying together not less than 5% of the Voting rights entitled to be exercised on any of the questions to be considered at the meeting of the group in question. All the provisions of these Bylaws relating to meetings of Shareholders apply, with all necessary modifications, to a meeting of a group of Security holders, except that:

(a) the necessary quorum is one holder of Securities in the group, present in person or by Representative;

(b) any holder of Securities in the group, present in person or by proxy, may demand a poll; and

(c) if the Board so elects, one meeting may be held of holders constituting more than one group, so long as Voting at that meeting is by way of a poll, and proper arrangements are made to distinguish between the Votes of members of each group.

3.   RESTRICTIONS ON ACQUISITIONS BY INSIDERS

3.1   Notice of proposed acquisition by Insider: No Restricted Transfer of Quoted Equity Securities under which any Transferee is an Insider may take place unless:

(a) a notice containing the particulars specified in NZSX Listing Rule 4.5.2 has been given to the Corporation, and to NZX in a manner complying with NZSX Listing Rule 10.2.3 for release to the market, at least 15 Business Days before the Transfer;

(b) a notice of any change in, or addition to, the particulars notified under Section 3.1(a) has been given at least two Business Days before the change takes effect, in the case of a change to price or other consideration, and at least 15 Business Days before the change takes effect, in the case of a change to any other particulars; and

(c) any Restricted Transfer status report required by Section 3.3 has been given in accordance with that Bylaw.

3.2   Board response to initial notice: If a notice is given under Section 3.1(a), the Board shall:

(a) give a notice, as soon as can be achieved, and before the expiry of the notice period referred to in Section 3.1(a), containing the particulars required by NZSX Listing Rule 4.5.6;

(b) comply (so far as is applicable) with NZSX Listing Rule 4.5.7; and

(c) unless the requirements of NZSX Listing Rule 4.5.9 are met, forthwith commission an Appraisal Report which complies with NZSX Listing Rule 4.5.8, and deal with that Appraisal Report in accordance with the requirements of that Listing Rule.

3.3   Restricted Transfer status report: If a Restricted Transfer is not completed within three months of the notice required to be given under Section 3.1(a), or of any status report previously given under this Section 3.3, then, before continuing with the Restricted Transfer, additional market information on the status of the Restricted Transfer shall be provided to the Corporation and NZX in a manner complying with NZSX Listing Rule 10.2.3 for release to the market, including:

(a) advice as to when the Restricted Transfer is intended to be completed; and

(b) details of the Transfers that comprise the Restricted Transfer which have not been completed.

3.4   Board response to status report: On receipt of the information provided under Section 3.3, the Board shall promptly:

(a) advise NZX of any change in circumstances (and the implications of the change) which would affect the continuing relevance and currency of any Appraisal Report or the response initially provided under Section 3.2(a); and

(b) confirm to NZX that the Corporation is complying with NZSX Listing Rule 10.1.

4.   ENFORCEMENT OF ACQUISITION RESTRICTIONS

4.1   Consequences of Default: In the event of a Default:

(a) to the extent permitted by applicable law, no Vote may be cast in respect of the Defaulter’s Securities on a poll (and any Vote cast shall be disregarded) while the Default is unremedied;

(b) the Defaulter’s Securities may be sold by the Corporation in accordance with Section 4.2 but this power may not be exercised except in accordance with applicable law and in any event:

(i) until one month after the Corporation has given notice to the Defaulter (and if the Defaulter is not the registered holder of the Defaulter’s Securities, to the registered holder) of its intention to exercise this power; and

(ii) if, during that month, the Defaulter has remedied the Default (if capable of being remedied), or has transferred the Defaulter’s Relevant Interest in the Defaulter’s Securities to a person who is not a Defaulter.

4.2   Sale procedure: If the power of sale specified in Section 4.1(b) becomes exercisable, then to the extent permitted by applicable law:

(a) the Corporation shall arrange for the sale of the Defaulter’s Securities through NZX or in some other manner approved by NZX;

(b) each holder of Defaulter’s Securities is deemed to have authorized the Corporation to act on behalf of that holder in relation to the sale of the relevant Securities, and to sign all documents relating to such sale which may be required to give effect thereto;

(c) the net proceeds of sale shall be held on trust by the Corporation for, and paid (after deduction of amounts referred to in Section 4.2(d)) to holders of the relevant Securities on surrender of the certificate (if any) relating to the relevant Securities; and

(d) the Corporation may deduct from the proceeds of sale any costs of sale and any costs to the Corporation of determining whether a person is a Defaulter and exercising powers permitted by this Article 4, and any amounts which the Corporation may choose to pay to members of any Affected Group acting pursuant to Section 4.4, in reimbursement of expenses incurred by those members.

4.3   Protection of other persons: To the fullest extent permitted by law, no purchaser or other person dealing with the Corporation shall be concerned to enquire whether the power of sale specified in Section 4.1(b) has become properly exercisable, or as to the propriety or regularity of a sale made in purported exercise of that power, or as to the application of the proceeds of sale received by the Corporation. To the fullest extent permitted by law, the receipt of the Corporation is a good discharge to the purchaser for the purchase price, and no question may be raised as to the title of the purchaser to Securities sold in purported exercise of the power of sale specified in Section 4.1(b).

4.4   Affected Group: The Board shall, if so directed by a resolution of an Affected Group (passed by a simple majority of Votes), cause the Corporation to exercise the power referred to in Section 4.1(b), if that power has become exercisable. The holders of 5% or more of the Securities of an Affected Group may by notice to the Directors require the Directors to convene a meeting of the Affected Group for the purpose of considering such a resolution.

4.5   No liability: Neither the Corporation nor any Director shall be under any liability whatsoever to any Defaulter, any holder of Defaulter’s Securities, or any person whom the Board believes to be a Defaulter or holder of Defaulter’s Securities, for or in connection with the exercise or purported exercise of the powers specified in this Article 4.

4.6   Limitation of remedies: Except as provided by applicable law, the sole remedy of the Corporation, a holder of Securities, a Director, or any other person, in respect of a breach or alleged breach of Article 3 shall be to exercise, or require the Corporation or the Board to exercise, the powers referred to in Section 4.1. Without limiting the preceding sentence, no person is entitled to seek any injunction or other remedy to prevent a transaction alleged to be in breach of Article 3. Nothing in this Bylaw affects the remedies of a holder of Securities against any Director in respect of a breach of Article 3 by that Director.

4.7   Voting restrictions: The Corporation shall use reasonable endeavors to ascertain for the purposes of Section 4.1(a) whether any Securities are Defaulter’s Securities. If any holder of Securities, or NZX, alleges that any Securities are Defaulter’s Securities, the Board shall properly consider and investigate that allegation. The ruling of the chairperson of any meeting as to whether any person is or is not entitled to Vote at that meeting pursuant to Section 4.1(a) shall, for the purposes of proceedings at that meeting, be conclusive, and the proceedings of, or any resolution passed at, any meeting shall not be impugned by reason of a breach of Section 4.1(a), but this provision shall not prejudice any action which any person may have against any holder of Securities by reason of that holder having cast a Vote at any meeting in breach of Section 4.1(a).

5.   HOLDING BY BARE TRUSTEE

5.1   Bare trustee: For all purposes of Articles 1, 2 and 3, notwithstanding anything in those Bylaws:

(a) the Transfer of Quoted Equity Securities, or of any interest in Quoted Equity Securities, to a bare trustee shall be deemed to be a Transfer to the person or persons for whom that bare trustee holds those Securities or that interest as trustee (the “Beneficial Owners”);

(b) Quoted Equity Securities, or any interest in Quoted Equity Securities, held by a bare trustee shall be deemed to be held by the Beneficial Owners; and

(c) a trustee may be a bare trustee notwithstanding that that trustee is entitled as a trustee to be remunerated out of the income or property of the relevant trust.

5.2   Other circumstances: Without limiting Section 5.1:

(a) a bare trustee and a Beneficial Owner shall not, by reason solely of their relationship as bare trustee and Beneficial Owner, be Associated Persons;

(b) a bare trustee of Quoted Equity Securities shall not, solely by reason of its position as bare trustee for the Beneficial Owner, have a Relevant Interest in those Quoted Equity Securities; and

(c) a Beneficial Owner of Quoted Equity Securities shall not have a Relevant Interest in the Quoted Equity Securities of another Beneficial Owner solely because the same bare trustee acts as trustee for both of those Beneficial Owners.

5.3   Defaulter’s Securities: In the event of a Default, if any Quoted Equity Securities held by a person as bare trustee on behalf of different Beneficial Owners include any Defaulter’s Securities:

(a) the bare trustee shall on request by the Corporation or NZX, provide to the Corporation and NZX details of the Beneficial Owners of those Defaulter’s Securities; and

(b) the Corporation may at any time, and shall upon request by the bare trustee or any Beneficial Owner, take appropriate steps to ensure that those Defaulter’s Securities are separately designated in the Share Register recording those Quoted Equity Securities.”

6.   STOCKHOLDER PROVISIONS

6.1   Location of Stockholder Meetings. The Corporation shall hold its annual stockholder meeting in New Zealand, as such location and time as the Board of Directors may direct.

6.2   Supermajority Approval of Fundamental Corporate Transactions.

(a) If the Corporation is required to obtain stockholder approval under the DGCL with respect to any matter pursuant to Section 216 [Amendment of Certificate of Incorporation], Section 242 [Merger or Consolidation], Section 271 [Sale of All or Substantially All Assets] or Section 275 [Dissolution] of the DGCL, the matter shall approved by stockholders holding the greater of (a) a majority all shares entitled to vote on the matter, or (b) 75% of the shares present in person or by proxy at a meeting at which the vote on such matter is held.

(b) The Corporation shall obtain approval by stockholders holding 75% of the shares present in person or by proxy at a meeting at which the vote on such matter is held of any “major transaction" (as that term is defined in the New Zealand Companies Act 1993), which are as follows:

(i) acquisition or agreement to acquire assets, the fair market value of which is more than half the fair market value of the Corporation’s assets before the acquisition, as determined by the Board of Directors;

(ii) disposition or agreement to dispose of assets, the fair market value of which is more than half the fair market value of the Corporation’s assets before the disposition, as determined by the Board of Directors; or

(iii) acquisition of liabilities, the fair market value of which is more than half the fair market value of the Corporation’s assets before the transaction, as determined by the Board of Directors.